As filed with the Securities and Exchange Commission on February 11, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2056195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2225 Lawson Lane
Santa Clara, CA 95054
(408) 501-8550
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Element AI Inc. 2020 Restricted Share Unit Plan
(Full title of the plans)
______________________

William R. McDermott
President and Chief Executive Officer
ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, CA 95054
(Name and address of agent for service)
(408) 501-8550
(Telephone number, including area code, of agent for service)
______________________

Please send copies of all communications to:

Denny Kwon, Esq. Covington & Burling LLP 415 Mission Street, Suite 5400 San Francisco, CA 94105-2533 (415) 591-6000	Russell S. Elmer, Esq. General Counsel ServiceNow, Inc. 2225 Lawson Lane Santa Clara, CA 95054 (669) 262-3147
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share:
Outstanding restricted share units under the Element AI Inc. 2020 Restricted Share Unit Plan (the "Plan")	54,535	(2)	$580.57	(3)	$31,661,384.95	(3)	$3,454.26	(3)
TOTAL	54,535		N/A		$31,661,384.95		$3,454.26
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)    Represents 54,535 shares of the Registrant’s Common Stock issuable in connection with restricted share units awarded under the Plan that were assumed by and converted into restricted stock units of the Registrant on January 8, 2021 in connection with the Registrant’s acquisition of Element AI Inc.
(3)    Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 4, 2021.

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by ServiceNow, Inc. (the “Registrant”) to register 54,535 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s assumption of the Plan and the outstanding awards thereunder.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

    The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information
The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available without charge, upon written or oral request to: Corporate Secretary, 2225 Lawson Lane, Santa Clara CA 95054 or (408) 501-8550.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a)the Registrant’s Annual Report on Form 10-K (Registration No. 001-35580) for the fiscal year ended December 31, 2020 filed with the Commission on February 11, 2021 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35580) filed with the Commission on June 19, 2012 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.

Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
•any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:
II-1

•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and
•the rights conferred in the bylaws are not exclusive.
The Registrant has entered into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws, and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.
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Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation, as amended, of the Registrant, as currently in effect.	8-K	001-35580	3.1	06/19/2020
4.2	Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35580	3.2	06/19/2020
4.3	Form of Common Stock Certificate.	S-1/A	333-180486	4.1	6/19/2012
5.1	Opinion and Consent of Covington & Burling LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Covington & Burling LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	Element AI Inc. 2020 Restricted Share Unit Plan					X
99.2	Form of Restricted Share Unit Award Agreement under Element AI Inc. 2020 Restricted Share Unit Plan					X

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 11th day of February, 2021.

ServiceNow, Inc.

By: /s/ William R. McDermott
William R. McDermott
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. McDermott, Gina Mastantuono, and Fay Sien Goon, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substation, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William R. McDermott William R. McDermott	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2021
/s/ Gina Mastantuono Gina Mastantuono	Chief Financial Officer (Principal Financial Officer)	February 11, 2021
/s/ Fay Sien Goon Fay Sien Goon	Chief Accounting Officer (Principal Accounting Officer)	February 11, 2021
/s/ Frederic B. Luddy Frederic B. Luddy	Chairman of the Board of Directors	February 11, 2021
/s/ Susan L. Bostrom Susan L. Bostrom	Director	February 11, 2021
/s/ Teresa Briggs Teresa Briggs	Director	February 11, 2021
/s/ Jonathan C. Chadwick Jonathan C. Chadwick	Director	February 11, 2021
/s/ Paul E. Chamberlain Paul E. Chamberlain	Director	February 11, 2021
/s/ Lawrence J. Jackson Lawrence J. Jackson	Director	February 11, 2021
/s/ Jeffrey A. Miller Jeffrey A. Miller	Director	February 11, 2021
/s/ Anita M. Sands Anita M. Sands	Director	February 11, 2021
/s/ Dennis M. Woodside Dennis M. Woodside	Director	February 11, 2021